EXHIBIT 23.1



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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 24, 1997, which appears on page 28 of the 1997 Annual Report to Shareholders of VTEL Corporation, which is incorporated by reference in VTEL Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.


PRICE WATERHOUSE LLP



Austin, Texas
March 30, 1998